UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2014

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)
4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.
On June 30, 2014, Ms. Elisa Lee resigned from her position as Executive Vice President and General Counsel of Ellie Mae, Inc. (the “Company”). Ms. Lee’s resignation will be effective September 2, 2014. In connection with her resignation, Ms. Lee and the Company entered into a Separation and Release Agreement (the "Agreement"). Under the terms of the Agreement, Ms. Lee will be entitled to a payment in the aggregate of $137,500, less applicable federal and state withholdings. In addition, the Company will pay Ms. Lee’s COBRA benefit premiums for the lesser of six months or until Ms. Lee is no longer eligible for COBRA benefits. In exchange, Ms. Lee has agreed to a customary release of any and all claims against the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	Ellie Mae, Inc.

By: /s/ Edgar A. Luce
Edgar A. Luce
Executive Vice President, Finance and Administration and Chief Financial Officer